Exhibit 99.1
FOR IMMEDIATE RELEASE

Arcutis Strengthens Board of Directors with New Appointment of Amit Munshi and Honors Retirement of Bhaskar Chaudhuri

WESTLAKE VILLAGE, Calif., December 8, 2025 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today announced that Amit Munshi has been appointed to the Arcutis Board of Directors effective December 4, 2025, and announced the retirement of founder and long-serving Board member Bhaskar Chaudhuri, PhD. Dr. Chaudhuri will continue as a consultant for the Company.

“As Arcutis looks to continue to grow in this next chapter, we are delighted to welcome Amit, an exceptional and visionary biopharmaceutical leader, to the Arcutis Board,” said Frank Watanabe, president and chief executive officer of Arcutis. “Amit’s deep expertise in financing, portfolio optimization, and strategic corporate transactions—combined with his experience advising diverse biotech companies and leading investment firms—will be invaluable for Arcutis as we broaden commercialization of ZORYVE, advance our expanding pipeline, and reinforce our leadership in medical dermatology.”

“As one of the founders of Arcutis, our former chairman, and member of the board for nine years, Bhaskar has been instrumental in the successful development of ZORYVE® (roflumilast)—now the number one prescribed branded topical across three indications—and the growth of Arcutis from the first Series A financing to a now multibillion-dollar market cap company,” said Keith R. Leonard, chairman of the Board of Arcutis. “We are deeply grateful and thank him for his vision, dedication, and significant contributions in shaping what Arcutis is today.”

“Arcutis is entering a significant phase of growth, evolving its commercial presence and progress, and building an innovative pipeline that addresses real unmet needs,” said Amit Munshi. “I’m honored to join the Board and contribute my experience to support the Company as it strengthens its foundation, extends its impact, and brings forward meaningful solutions for people with chronic skin conditions.”

Amit Munshi is a proven biopharmaceutical leader with a track record of transforming companies and driving multibillion-dollar outcomes. Most recently, as president and CEO of Orna Therapeutics LLC, he spearheaded the merger of Orna and ReNAgade Therapeutics LLC, as well as its Series A financing and operational build-out. Previously, as CEO of Arena Pharmaceuticals, Inc., he led a dramatic turnaround, which included revamping the Company’s strategy and raising over $900M in equity and $800M in partnerships, and culminated in Pfizer’s $6.7B acquisition, in addition to progressing four therapeutics in 11 indications with 37 trials at 600+ clinical sites around

Exhibit 99.1
the world. Munshi serves on multiple boards, advises leading investment firms and has also held leadership roles at EPIRUS Biopharmaceuticals, Inc., Percivia LLC, Kythera Biopharmaceuticals, Inc. and Amgen Inc., where he drove global launches, optimized product portfolios, and led strategic transactions. He holds an MBA from Claremont Graduate University and dual degrees from The University of California, Riverside.

About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases. Arcutis’ unique dermatology development platform, coupled with our dermatology expertise, allows us to develop differentiated therapies against biologically validated targets, and has produced a robust pipeline for a range of inflammatory dermatological conditions. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X.

INDICATIONS
ZORYVE cream, 0.05%, is indicated for topical treatment of mild to moderate atopic dermatitis in pediatric patients 2 to 5 years of age.

ZORYVE cream, 0.15%, is indicated for topical treatment of mild to moderate atopic dermatitis in adult and pediatric patients 6 years of age and older.

ZORYVE cream, 0.3%, is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in adult and pediatric patients 6 years of age and older.

ZORYVE topical foam, 0.3%, is indicated for the treatment of plaque psoriasis of the scalp and body in adult and pediatric patients 12 years of age and older.

ZORYVE topical foam, 0.3%, is indicated for the treatment of seborrheic dermatitis in adult and pediatric patients 9 years of age and older.

IMPORTANT SAFETY INFORMATION
ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C).

Flammability: The propellants in ZORYVE foam are flammable. Avoid fire, flame, and smoking during and immediately following application.

Exhibit 99.1
The most common adverse reactions reported (≥1%) for ZORYVE cream 0.05% for pediatric patients with atopic dermatitis 2 to 5 years of age were upper respiratory tract infection (4.1%), diarrhea (2.5%), vomiting (2.1%), rhinitis (1.6%), conjunctivitis (1.4%), and headache (1.1%).

The most common adverse reactions reported (≥1%) for ZORYVE cream 0.15% for patients with atopic dermatitis 6 years of age or older were headache (2.9%), nausea (1.9%), application site pain (1.5%), diarrhea (1.5%), and vomiting (1.5%).

The most common adverse reactions reported (≥1%) for ZORYVE cream 0.3% for plaque psoriasis were diarrhea (3.1%), headache (2.4%), insomnia (1.4%), nausea (1.2%), application site pain (1.0%), upper respiratory tract infection (1.0%), and urinary tract infection (1.0%).

The most common adverse reactions reported (≥1%) for ZORYVE foam 0.3% for plaque psoriasis were headache (3.1%), diarrhea (2.5%), nausea (1.7%), and nasopharyngitis (1.3%).

The most common adverse reactions reported (≥1%) for ZORYVE foam 0.3% for seborrheic dermatitis were nasopharyngitis (1.5%), nausea (1.3%), and headache (1.1%).

Please see full Prescribing Information for ZORYVE cream and full Prescribing Information for ZORYVE foam.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the Company’s financial position and potential growth. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the “Risk Factors” section of our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 25, 2025, as well as any subsequent filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Exhibit 99.1
Contacts:
Media
Amanda Sheldon, Head of Corporate Communications
media@arcutis.com

Investors
Brian Schoelkopf, Head of Investor Relations
ir@arcutis.com